Exhibit 3.3

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

JOHN B. SANFILIPPO & SON, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, John B. Sanfilippo & Son, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.
The Corporation’s Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 10, 1991.
2.
The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article NINTH thereof in its entirety and inserting the following in lieu thereof:

“NINTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 102(b)(7)), as amended from time to time, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any repeal or amendment of this Article NINTH or adoption of any provision of the Certificate of Incorporation inconsistent with this Article NINTH shall have prospective effect only and shall not adversely affect the liability of a director or officer of the Corporation with respect to any act or omission occurring at or before the time of such appeal, amendment or adoption of an inconsistent provision. Solely for purposes of this Article NINTH, "officer" shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time.”

3.
The foregoing amendment to the Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Restated Certificate of Incorporation on this 10th day of December, 2024.

JOHN B. SANFILIPPO & SON, INC.

/s/ Gina Lakatos

Gina Lakatos

Vice President, General Counsel and Secretary